Exhibit 99.1

CRH Medical Corporation Announces 2020 Fourth Quarter and Year-end Results

VANCOUVER, BC, March 16, 2021 /CNW/ - CRH Medical Corporation (TSX: CRH) (NYSE MKT: CRHM) ("CRH" or the "Company"), today announced financial and operating results for the year and three months ended December 31, 2020.

Fourth quarter 2020 highlights (all results expressed in USD):

  Total revenue of $36.8 million, an increase of 21% from fourth quarter 2019
  Anesthesia services revenue of $34.1 million, an increase of 24% from fourth quarter 2019
  Anesthesia patient cases of 108,681 increased 15% from fourth quarter 2019
  Adjusted operating EBITDA of $16.1 million, a 44% adjusted operating EBITDA margin
  Adjusted operating shareholder EBITDA of $11.2 million, an increase of 27% from fourth quarter 2019

Year-end highlights (all results expressed in USD) – Q1 to Q3 significantly impacted by COVID 19:

  Total revenue of $106.2 million, a decrease of 12% over 2019
  Anesthesia services revenue of $97.7 million, a decrease of 11% over 2019
  Anesthesia patient cases of 323,644, a decrease of 6% over 2019
  Adjusted operating EBITDA of $42.4 million, a 40% adjusted operating EBITDA margin
  Adjusted operating shareholder EBITDA of $28.7 million, a decrease of 22% from 2019

Tushar Ramani, Chief Executive Officer of CRH, commented: "We are pleased to report record fourth quarter revenue and shareholder EBITDA as the impact of  COVID-19  on the facilities we serve has abated and they have returned to and remained at normal operating levels, yielding healthy organic growth in anesthesia case volumes and strong acquisition activity in the latter half of 2020. As we progress in 2021, we look forward to sustained operating volumes and continued execution of our market strategies."

About CRH Medical Corporation

CRH Medical Corporation is a North American company focused on providing gastroenterologists throughout the United States with innovative services and products for the treatment of gastrointestinal diseases. In 2014, CRH became a full-service gastroenterology anesthesia company that provides anesthesia services for patients undergoing endoscopic procedures in ambulatory surgical centers. To date, CRH has completed 32 anesthesia acquisitions. CRH now serves 70 ambulatory surgical centers in 14 states. In addition, CRH owns the CRH O'Regan System, a single-use, disposable, hemorrhoid banding technology that is safe and highly effective in treating all grades of hemorrhoids. CRH distributes the O'Regan System, treatment protocols, operational and marketing expertise as a complete, turnkey package directly to gastroenterology practices, creating meaningful relationships with the gastroenterologists it serves. CRH's O'Regan System is currently used in all 48 lower US states.

Non-GAAP Measures

This press release makes reference to certain non-GAAP financial measures including adjusted operating EBITDA (in total and broken down as attributable to non-controlling interest and shareholders of the Company) and adjusted operating EBITDA margin as supplemental indicators of its financial and operating performance.  Adjusted operating EBITDA is defined as operating income before interest, taxes, depreciation, amortization, stock based compensation, acquisition related expenses and asset impairment charges. Adjusted operating EBITDA margin is defined as operating earnings before interest, taxes, depreciation, amortization, stock based compensation, acquisition related expenses and asset impairment charges as a percentage of revenue. These non-GAAP measures are not recognized measures under US Generally Accepted Accounting Principles ("US GAAP") and do not have a standardized meaning prescribed by US GAAP and thus the Company's definition may be different from and unlikely to be comparable to non-GAAP measures presented by other companies. These measures are provided as additional information to complement US GAAP measures by providing further understanding of the Company's results of operations from management's perspective. Accordingly, they should not be considered in isolation nor as a substitute for analyses of the Company's financial information reported under US GAAP. Management uses non-GAAP measures such as adjusted operating EBITDA and adjusted operating EBITDA margin to provide investors with a supplemental measure of the Company's operating performance and thus highlight trends in the Company's core business that may not otherwise be apparent when relying solely on US GAAP financial measures. Management also believes that securities analysts, investors and other interested parties frequently use non-GAAP measures in the evaluation of issuers. In addition, management uses these non-GAAP measures in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets, and to assess its ability to meet future debt service, capital expenditure, and working capital requirements. A quantitative reconciliation of adjusted operating EBITDA, and operating EBITDA margin to the most directly comparable measures under US GAAP is presented below.

ADJUSTED OPERATING EBITDA

	2020					2019
(USD in thousands)	FY '20	Q4 '20	Q3 '20	Q2 '20	Q1 '20	FY '19	Q4 '19	Q3 '19	Q2 '19	Q1 '19
Net and comprehensive income (loss)	(22,912)	(17,658)	309	(3,428)	(2,135)	8,213	2,104	2,099	2,619	1,391
Net finance (income) expense	2,151	765	442	447	497	6,609	913	1,125	2,179	2,392
Equity income	(16)	(54)	—	22	16	(1,766)	(1,350)	(77)	(214)	(125)
Income tax expense (recovery)	(7,543)	(5,959)	(376)	(234)	(974)	1,627	891	565	4	167
Other income - government assistance	(5,443)	(296)	(290)	(4,857)	—	—	—	—	—	—
Impairment	27,008	27,008	—	—	—	—	—	—	—	—
Operating income (loss)	(6,756)	3,806	85	(8,049)	(2,597)	14,683	2,558	3,713	4,587	3,825
Amortization expense	40,492	10,889	10,735	9,489	9,380	34,898	9,006	8,528	8,723	8,641
Depreciation and related expense	166	83	26	28	29	111	29	28	27	27
Stock based compensation	2,710	809	653	595	653	977	697	706	(990)	564
Acquisition expenses[1]	260	173	57	12	18	104	(19)	83	20	20
Inventory write-downs	65	—	—	—	65	—	—	—	—	—
Other non-recurring items[2]	—	—	—	—	—	931	—	—	931	—
Other income - government assistance	5,443	296	290	4,857	—	—	—	—	—	—
Total adjusted operating EBITDA	42,378	16,055	11,845	6,932	7,547	51,703	12,270	13,058	13,298	13,077
Adjusted operating EBITDA attributable to:
Shareholders of the Company	28,739	11,221	7,968	4,681	4,871	36,623	8,805	9,392	9,661	8,766
Non-controlling interest	13,638	4,834	3,877	2,251	2,676	15,080	3,465	3,666	3,638	4,311

[1]	Acquisition expenses relating to incomplete acquisitions
[2]	Non-recurring expenses relating to the replacement of the Company's CEO

ADJUSTED OPERATING EBITDA MARGIN

	2020					2019
(USD in thousands)	FY '20	Q4 '20	Q3 '20	Q2 '20	Q1 '20	FY '19	Q4 '19	Q3 '19	Q2 '19	Q1 '19
Revenue	106,172	36,783	30,349	13,585	25,455	120,385	30,369	30,415	30,482	29,119
Operating income	(6,756)	3,806	85	(8,049)	(2,597)	14,682	2,558	3,713	4,587	3,825
Operating margin	(6.4)%	10.3%	0.3%	(59.3)%	(10.2)%	12.2%	8.4%	12.2%	15.0%	13.1%
Amortization expense	38.1%	29.6%	35.3%	69.9%	36.8%	29.0%	29.7%	28.0%	28.6%	29.7%
Depreciation and related expense	0.2%	0.2%	0.1%	0.2%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
Stock based compensation	2.6%	2.2%	2.2%	4.4%	2.6%	0.8%	2.3%	2.3%	(3.2)%	1.9%
Acquisition expenses[1]	0.2%	0.5%	0.1%	0.1%	0.1%	0.1%	(0.1)%	0.3%	0.1%	0.1%
Inventory write-downs	0.1%	0.0%	(—)%	(—)%	0.3%	(—)%	(—)%	(—)%	(—)%	(—)%
Other non-recurring items[2]	(—)%	(—)%	(—)%	(—)%	(—)%	0.8%	(—)%	(—)%	3.1%	(—)%
Other income - government assistance	5.1%	0.8%	1.0%	35.8%	(—)%	(—)%	(—)%	(—)%	(—)%	(—)%
Total adjusted operating EBITDA margin	39.9%	43.6%	39.0%	51.0%	29.7%	42.9%	40.4%	42.9%	43.6%	44.9%

[1]	Acquisition expenses relating to incomplete acquisitions
[2]	Non-recurring expenses relating to the replacement of the Company's CEO

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information included or incorporated by reference in this document may constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws (collectively, "forward-looking statements"). Forward looking statements include statements regarding the expected benefits of the Company's recently completed acquisition, as well as all other statements that are not statements of historical fact. Forward-looking statements are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "plan," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements reflect current expectations of management regarding future events and performance as of the date of this document and involve known and unknown risks, uncertainties and other factors which may cause our actual results to be materially different those expressed or implied by any forward-looking statements. These forward-looking statements should not be read as guarantees of future results, and there can be no assurance that the results expressed or implied by any forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from the results discussed in forward-looking statements include: (i) the risk that the Company may be unable to achieve anticipated synergies relating to the acquisition, or that such acquisition could result in unforeseen operating difficulties and expenditures, or require significant management resources and significant charges; (ii) the possibility that the Company will be unable to retain key personnel; (iii) the risk that customers may terminate or choose not to renew their agreements with us, that we are unable to maintain or increase anesthesia procedure volumes or that there are changes to payment rates or methods of third-party payors;  (iv) the risk of other disruption from the acquisition, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships; (v) risks and uncertainties relating to the pending transaction between the Company and WELL Health Technologies Corp., including those relating to the parties' ability to consummate the proposed transaction in the time period expected or at all, and the parties' ability to achieve the anticipated benefits of such transaction; (vi) uncertainties related to developments in the COVID-19 pandemic and its impact on the Company's operations; and (vii) uncertainties related to general economic, financial, regulatory and political conditions, as well as potential changes in law and regulatory interpretations.

Additional factors that could cause actual results to differ materially from expectations include, without limitation, the risks identified by the Company in its most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which are available on EDGAR at www.sec.gov/edgar.shtml or on the Company's website at www.crhmedcorp.com  The Company disclaims any intent or obligations to update or revise publicly any forward-looking statements whether as a result of new information, estimates or options, future events or results or otherwise, unless required to do so by law.

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SOURCE CRH Medical Corporation

View original content: http://www.newswire.ca/en/releases/archive/March2021/16/c1235.html

%CIK: 0001461119

For further information: Constantine Davides, CFA, (339) 970-2846, constantine.davides@westwicke.com, http://investors.crhsystem.com/

CO: CRH Medical Corporation

CNW 08:00e 16-MAR-21